    The information contained in the attached materials is referred to as the "INFORMATION".

    The attached Term Sheet has been prepared by Eaglemark, Inc. ("EAGLEMARK") and relates to Harley-Davidson Eaglemark Motorcycle Trust 1997-3. Neither Salomon Brothers Inc ("SALOMON") nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.
The information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

    The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

    The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

    Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Brothers Syndicate Desk at 212-783-3727.

                  Harley-Davidson Eaglemark Motorcycle Trust 1997-3
                         Eaglemark, Inc., Seller and Servicer
              Eaglemark Customer Funding Corporation-IV, Trust Depositor

                                 Subject to Revision

                          Term Sheet dated October 20, 1997

Trust. . . . . . . . . . . .      Harley-Davidson Eaglemark Motorcycle Trust
                                       1997-3 (the "TRUST").

Trust Depositor. . . . . . .      Eaglemark Customer Funding Corporation-IV, a
                                       wholly owned, limite-purpose subsidiary
                                       of Eaglemark, Inc. (the "TRUST
                                       DEPOSITOR")

Seller/Servicer or
 Seller/Servicer . . . . . .      Eaglemark, Inc. ("EAGLEMARK" or the "SELLER"
                                       or, in its capacity as Servicer, the
                                       "SERVICER"), a 100% owned subsidiary of
                                       Eaglemark Financial Services, Inc.

Owner Trustee. . . . . . . .      Wilmington Trust Company, a Delaware banking
                                       corporation (in such capacity, the
                                       "OWNER TRUSTEE").

Indenture Trustee. . . . . .      Harris Trust and Savings Bank, an Illinois
                                       banking corporation (in such capacity,
                                       the "INDENTURE TRUSTEE").  The Indenture
                                       Trustee will also act as Paying Agent
                                       under the Indenture and the Trust
                                       Agreement.

Closing Date . . . . . . . .      On or about October 30, 1997

Securities Offered . . . . .      The securities offered are as follows:

    A.  General. . . . . . .      The Harley-Davidson Eaglemark Motorcycle
                                       Trust 1997-3 Harley-Davidson Motorcycle
                                       Contract Backed Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than certain bank accounts associated with the Certificates). The Harley-Davidson Eaglemark Motorcycle
                                       Trust 1997-3 Harley-Davidson Motorcycle
                                       Contract Backed Certificates (the
                                       "CERTIFICATES" and, together with the
                                       Notes, the "SECURITIES") will represent
                                       fractional undivided equity interests in the Trust.

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

                                  The Trust will issue two Classes of Notes
                                       pursuant to an Indenture to be dated as
                                       of October 1, 1997 (the "INDENTURE"),
                                       between the Trust and the Indenture
                                       Trustee, as follows: (i) $62,500,000
                                       aggregate principal amount (the "INITIAL
                                       CLASS A-1 NOTE BALANCE") of Class A-1
                                       ____% Harley-Davidson Motorcycle
                                       Contract Backed Notes (the "CLASS A-1
                                       NOTES") and (ii) $31,000,000 aggregate
                                       principal amount (the "INITIAL CLASS A-2
                                       NOTE BALANCE") of Class A-2 ____%
                                       Harley-Davidson Motorcycle Contract
                                       Backed Notes (the "CLASS A-2 NOTES").
                                       Payments of principal, made through the
                                       application of available collections on
                                       the Contracts in an amount reflecting
                                       reductions in the principal balances of
                                       the Contracts, and from certain other
                                       available amounts as described herein,
                                       will be made first on the Class A-1
                                       Notes until the Class A-1 Notes have
                                       been repaid in full, and thereafter on
                                       the Class A-2 Notes until the Class A-2
                                       Notes have been repaid in full, and in
                                       each case prior to any repayment of
                                       principal on the Certificates. Payments of interest on the Class A-1 Notes and the Class A-2 Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such Classes, but in each case prior to payment of interest on the Certificates. Accordingly, the principal distinction between an investment in the Class A-1 Notes and the Class A-2 Notes is that holders of Class A-1 Notes will receive a return of invested principal sooner than holders of Class A-2 Notes.

                                  The Trust will issue $6,500,000 aggregate
                                       principal amount of ___% Certificates
                                       pursuant to a Trust Agreement to be
                                       dated as of October 1, 1997 (the "TRUST
                                       AGREEMENT") by and between the Trust
                                       Depositor and  the Owner Trustee (the
                                       Owner Trustee, together with the
                                       Indenture Trustee, being sometimes
                                       collectively referred to herein as the
                                       "TRUSTEES"). Payments in respect of
                                       principal and interest on the
                                       Certificates will be subordinated to
                                       payments on the Notes to the extent
                                       described herein.

                                  Each Class of Notes and the Certificates will
                                       be issued in minimum denominations of
                                       $1,000 and will be available in
                                       book-entry form only.  Security holders
                                       will be able to receive Definitive
                                       Securities (as defined herein) only in
                                       certain limited circumstances.

B.  Trust Property . . .          The Trust Property consists of, among other
                                       things, the pool of initial contracts
                                       (those Contracts described in Tables 1
                                       through 6 under "THE CONTRACTS" are
                                       hereinafter referred to as the "INITIAL
                                       CONTRACTS") together with any Subsequent
                                       Contracts (as hereinafter defined)
                                       transferred to the Trust, and all
                                       rights, benefits, obligations and
                                       proceeds arising therefrom or in
                                       connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (see "THE CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.

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       materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

C. Distribution Dates . . . .     Distributions of interest and principal on
                                       the Securities will be made on the
                                       fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "DISTRIBUTION DATE"), commencing
                                       November 17, 1997.  Payments on the
                                       Securities on each Distribution Date
                                       will be paid to the holders of the
                                       related Securities who are of record on
                                       the last Business Day immediately
                                       preceding the calendar month in which
                                       such Distribution Date occurs (each, a
                                       "RECORD DATE").

                                  A "BUSINESS DAY" will be any day other than a
                                       Saturday, a Sunday or a day on which
                                       banking institutions in Chicago,
                                       Illinois or Wilmington, Delaware are
                                       authorized or obligated by law,
                                       executive order or government decree to
                                       be closed.

                                  To the extent not previously paid prior to
                                       such dates, the outstanding principal
                                       amount of (i) the Class A-1 Notes will
                                       be payable on the Distribution Date
                                       occurring in December 2001 (the "CLASS
                                       A-1 FINAL DISTRIBUTION DATE") and (ii)
                                       the Class A-2 Notes will be payable on
                                       the Distribution Date occurring in April
                                       2003 (the "CLASS A-2 FINAL DISTRIBUTION
                                       DATE" and, together with the Class A-1
                                       Final Distribution Date, the "NOTE FINAL
                                       DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in April 2004 (the "CERTIFICATE FINAL
                                       DISTRIBUTION DATE" and, together with
                                       the Note Final Distribution Dates, the
                                       "FINAL DISTRIBUTION DATES").

Terms of the Notes. . . . . .     The principal terms of the Notes will be as
                                       described below:

    A.Interest Rates. . . . .     The Class A-1 Notes will bear interest at the
                                       rate of ____% per annum (the "CLASS A-1
                                       RATE") and the Class A-2 Notes will bear interest at the rate of ______% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

    B.  Interest . . . . . .      Interest on the outstanding principal amount
                                       of the Class A-1 Notes and Class A-2
                                       Notes will accrue at the related Interest
                                       Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the Closing Date with respect to the first Distribution
                                       Date) to but excluding the fifteenth day of the month of the current Distribution Date (each, an "INTEREST PERIOD"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate.

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       materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

C.  Principal. . . . . . . .      Principal of the Notes will be payable on
                                       each Distribution Date in an amount
                                       generally equal to the Note Principal
                                       Distributable Amount (as hereinafter
                                       defined) for such Distribution Date.
                                       "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT"
                                       means, with respect to any Distribution
                                       Date, the sum of the Note Monthly
                                       Principal Distributable Amount for such
                                       Distribution Date and any outstanding
                                       Note Principal Carryover Shortfall for
                                       the immediately preceding Distribution
                                       Date; PROVIDED, HOWEVER, that the Note
                                       Principal Distributable Amount for a
                                       Class of Notes shall not exceed the
                                       outstanding principal amount of such
                                       Class of  Notes.   On each Distribution
                                       Date, the Note Principal Distributable
                                       Amount will be applied in the following
                                       priority: first to reduce the principal
                                       amount of the Class A-1 Notes to zero,
                                       and thereafter, to reduce the principal
                                       amount of the Class A-2 Notes to zero.
                                       Notwithstanding the foregoing, if the
                                       principal amount of either the Class A-1
                                       Notes or Class A-2 Notes has not been
                                       paid in full prior to its related Note
                                       Final Distribution Date, the Note
                                       Principal Distributable Amount for such
                                       Note Final Distribution Date will be the unpaid principal amount of such Class of Notes as of such Note Final Distribution Date.

D.  Optional
    Redemption . . . . . . .      In the event of an Optional Purchase, the
                                       Class A-2 Notes will be redeemed in
                                       whole, but not in part, at a redemption
                                       price equal to the unpaid principal
                                       amount of the Class A-2 Notes plus
                                       accrued interest thereon at the related
                                       Interest Rate.

E.  Mandatory
    Redemption . . . . . . .      Under certain conditions, the Notes may be
                                       accelerated upon the occurrence of an
                                       Event of Default under the Indenture.

F.  Mandatory Special
    Redemption . . . . . . .      The holders of Class A-1 Notes ("CLASS A-1
                                       NOTEHOLDERS") and Class A-2 Notes
                                       ("CLASS A-2 NOTEHOLDERS") will be
                                       prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.

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

Terms of the Certificates. .      The principal terms of the Certificates will
                                       be as described below:

    A.  Interest . . . . . .      On each Distribution Date, the Owner
                                       Trustee or any paying agent or paying
                                       agents as the Owner  Trustee may
                                       designate from time to time (each, a
                                       "PAYING AGENT", which initially will be
                                       the Indenture Trustee) will distribute
                                       pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of _____% per annum (the "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate.

                                  The "CERTIFICATE BALANCE" will equal
                                       $6,500,000 (the "INITIAL CERTIFICATE
                                       BALANCE") on the Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes to the extent described herein.

    B.  Principal. . . . . .      No principal will be paid on the Certificates
                                       until the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2 Notes have been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable
                                       Amount (as defined herein) for such
                                       Distribution Date.

    C.  Optional Prepayment.      In the event of an Optional Purchase, the
                                       Certificates will be repaid in whole,
                                       but not in part, at a repayment price
                                       equal to the Certificate Balance plus
                                       accrued interest thereon at the
                                       Pass-Through Rate.

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                   Salomon Brothers Financial Advisor immediately.

Security for the Securities.      The principal security for the Securities
                                       will be as described below:

A.  The Contracts. . . . . .      The Contracts will be fixed-rate,
                                       simple-interest conditional sales
                                       contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date and security interests in the Motorcycles financed thereby.

                                  On the Closing Date, the Trust Depositor will
                                       sell, transfer and assign to the Trust
                                       pursuant to the Sale and Servicing
                                       Agreement dated as of October 1, 1997
                                       (the "AGREEMENT") among the Trust
                                       Depositor, the Trust, the Indenture
                                       Trustee and Eaglemark (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $78,615,521.31 as of October 9, 1997, (the "INITIAL CUTOFF DATE"). Following the Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to
                                       $21,384,478.69, such amount being equal
                                       to the amount on deposit in the
                                       Pre-Funding Account established under
                                       the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                                  The Initial Contracts and the Subsequent
                                       Contracts will be selected from retail
                                       Motorcycle installment sales contracts
                                       in the Trust Depositor's portfolio based
                                       on the criteria specified in the
                                       Transfer and Sale Agreement.  The
                                       Contracts arise and will arise from
                                       loans to Obligors located in the 50
                                       states of the United States and  the
                                       District of Columbia.  As of the Initial
                                       Cutoff Date, the annual percentage rate
                                       of interest on the Initial Contracts
                                       ranges from 8.50% to 22.99% with a
                                       weighted average of approximately
                                       13.18%.  The Initial Contracts had a
                                       weighted average term to scheduled
                                       maturity, as of origination, of
                                       approximately 66.53 months, and a
                                       weighted average term to scheduled
                                       maturity, as of the Initial Cutoff Date,
                                       of approximately 64.44 months.  The
                                       final scheduled Distribution Date on the
                                       Initial Contract with the latest
                                       maturity is no later than October 2003.
                                       No Contract (including any Subsequent
                                       Contract) will have a scheduled maturity
                                       later than January 2004.   The Contracts
                                       generally are or will be prepayable at
                                       any time without penalty to the Obligor.
                                       Following the transfer of Subsequent
                                       Contracts to the Trust, the aggregate
                                       characteristics  of the entire pool of
                                       Contracts may vary from those of the
                                       Initial Contracts as to the criteria
                                       identified and described in  "THE
                                       CONTRACTS" herein.

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

    B.  The Reserve Fund . .      The Securityholders will be afforded certain
                                       limited protection, to the extent
                                       described herein, against losses in
                                       respect of the Contracts by the
                                       establishment of an account in the name
                                       of the Indenture Trustee for the benefit of the Securityholders (the "RESERVE FUND").

                                  The Reserve Fund will be created with an
                                       initial deposit by the Trust Depositor
                                       of $786,155.21  (the "RESERVE FUND
                                       INITIAL DEPOSIT") on the Closing Date.
                                       The funds in the Reserve Fund will
                                       thereafter be supplemented on each
                                       Distribution Date by the deposit of
                                       certain Excess Amounts and Subsequent
                                       Reserve Fund Amounts (as defined herein)
                                       (such Excess Amounts and Subsequent
                                       Reserve Fund Amounts, together with the
                                       Reserve Fund Initial Deposit and the
                                       Certificate Reserve Amount as defined
                                       herein, the "RESERVE FUND DEPOSITS")),
                                       until the amount in the Reserve Fund
                                       reaches the Specified Reserve Fund
                                       Balance (as defined herein).  "EXCESS
                                       AMOUNTS" in respect of a Distribution
                                       Date will equal the funds on deposit in
                                       the Collection Account in respect of
                                       such Distribution Date, after giving
                                       effect to all distributions required to
                                       be made on such Distribution Date from
                                       Available Monies (as defined herein).
                                       The "SUBSEQUENT RESERVE FUND AMOUNT"
                                       will equal the amount on each Subsequent
                                       Transfer Date equal to 1.00% of the
                                       aggregate balance of the Subsequent
                                       Contracts conveyed to the Trust.  On
                                       each Distribution Date, funds will be
                                       withdrawn from the Reserve Fund, up to
                                       the Available Amount (as hereinafter
                                       defined), for distribution to
                                       Securityholders to cover any shortfalls
                                       in interest and principal required to be paid on the Securities.

                                  The "SPECIFIED RESERVE FUND BALANCE" will
                                       equal the sum of (i) 2.50% of the
                                       Principal Balance of the Contracts in
                                       the Trust as of the first day of the
                                       immediately preceding Due Period and
                                       (ii) $450,000; PROVIDED, HOWEVER, that
                                       if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified Reserve Fund Balance will be qual to the sum of (i) 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) $450,000; PROVIDED, FURTHER, that in no event shall the Specified Reserve Fund Balance be less than the sum of (i) 1.00% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance and Initial Certificate Balance and (ii) $450,000.

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

                                  In addition to the Reserve Fund Initial
                                       Deposit, the Trust Depositor will
                                       deposit $450,000, (the "CERTIFICATE
                                       RESERVE AMOUNT"), into the Reserve Fund
                                       on the Closing Date.  If funds in the
                                       Reserve Fund (other than the Certificate
                                       Reserve Amount) are applied in
                                       accordance with the last sentence of the preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to cover any shortfalls of interest on the Certificates on each Distribution Date and of interest and principal on the Certificates on the Certificate Final Distribution Date.
                                       The Certificate Reserve Amount will not
                                       be available to pay interest or
                                       principal on the Notes.  The "AVAILABLE
                                       AMOUNT" will equal the amount of all
                                       funds on deposit in the Reserve Fund
                                       less the undistributed balance of the
                                       Certificate Reserve Amount, if any.

                                  On each Distribution Date, after giving
                                       effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor.

    C.  Pre-Funding Account.      During the period (the "FUNDING PERIOD") from
                                       and including the Closing Date until
                                       the earliest of (a) the Distribution
                                       Date on which the amount on deposit in
                                       the Pre-Funding Account is less than
                                       $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding Account will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $21,384,478.69 and, during the Funding Period, will be reduced by the amount thereof that the Trust uses to purchase Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in January 1998. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described above in "TERMS OF THE NOTES - MANDATORY SPECIAL REDEMPTION."

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

    D.  Interest Reserve
        Account. . . . . . .      The Trust Depositor will establish, and fund
                                       with an initial deposit on the Closing
                                       Date, a separate collateral account in
                                       the name of the Indenture Trustee on
                                       behalf of the Securityholders under the
                                       Agreement (the "INTEREST RESERVE
                                       ACCOUNT"), for the purpose of providing
                                       additional funds for payment of Carrying
                                       Charges (as described below) to pay
                                       certain distributions on Distribution
                                       Dates occurring during (and on the first
                                       Distribution Date following the end of)
                                       the Funding Period.  In addition to the
                                       initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Collection Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

                                  The Interest Reserve Account will be
                                       established to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.

Optional Purchase. . . . . .      The Seller, through the Trust Depositor may,
                                       but will not be obligated to, purchase
                                       all of the Contracts in the Trust, and
                                       thereby cause early retirement of all
                                       outstanding Securities, on any
                                       Distribution Date as of which the Pool
                                       Balance has declined to less than 10% of the Initial Pool Balance (an "OPTIONAL PURCHASE").

Ratings. . . . . . . . . . .      It is a condition of issuance that the Class
                                       A-1 Notes and Class A-2 Notes be rated
                                       AAA by Standard & Poor's Ratings
                                       Services, A Division of The McGraw-Hill
                                       Companies  ("S&P") and Aaa by Moody's
                                       Investors Service, Inc. ("MOODY'S" and,
                                       together with S&P, the "RATING
                                       AGENCIES") and the Certificates each be
                                       rated at least BBB by S&P and Baa2 by
                                       Moody's.

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

Advances . . . . . . . . . .      The Servicer is obligated to advance each
                                       month an amount equal to accrued and
                                       unpaid interest on the Contracts which
                                       was delinquent with respect to the
                                       related Due Period (as defined herein)
                                       (each an "ADVANCE"), but only to the
                                       extent that the Servicer believes that
                                       the amount of such Advance will be
                                       recoverable from collections on the
                                       Contracts.  The Servicer will be
                                       entitled to reimbursement of outstanding
                                       Advances on any Distribution Date by
                                       means of a first priority withdrawal of
                                       Available Monies (as hereinafter
                                       defined) then held in the Collection
                                       Account.

Mandatory Repurchase by the
Trust Depositor. . . . . . .      Under the Agreement, the Trust Depositor has
                                       agreed, in the event of a breach of
                                       certain representations and warranties
                                       made by the Trust Depositor and
                                       contained therein which materially and
                                       adversely affects the Trust's interest
                                       in any Contract and which has not been
                                       cured, to repurchase such Contract
                                       within two business days prior to the
                                       first Determination Date after the Trust
                                       Depositor becomes aware of such breach.
                                       "Determination Date" means the fourth
                                       business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contracts from the Trust.

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

Security Interests and Other
Aspects of the Contracts . .      In connection with the establishment of the
                                       Trust as well as the assignment,
                                       conveyance and transfer of Contracts
                                       (including Subsequent Contracts) to the
                                       Trust and pledge to the Indenture
                                       Trustee, security interests in the
                                       Motorcycles securing the Contracts have
                                       been (or will be) (i) conveyed and
                                       assigned by  the Seller to the Trust
                                       Depositor pursuant to the Transfer and
                                       Sale Agreement (and, in the case of
                                       Subsequent Contracts, the related
                                       Subsequent Purchase Agreement as defined therein and executed thereunder), (ii) conveyed and assigned by the Trust Depositor to the Trust pursuant to the Agreement (and, in the case of Subsequent Contracts, the related Subsequent Transfer Agreement as defined herein and executed thereunder) and
                                       (iii)  pledged by the Trust to the
                                       Indenture Trustee pursuant to the
                                       Indenture. The Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the Motorcycles. Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment and pledge.
                                       To facilitate servicing and save
                                       administrative costs, such documents
                                       will not be segregated from other
                                       similar documents that are in the
                                       Servicer's possession.  However, the
                                       Contracts will be stamped to reflect
                                       their conveyance and assignment and
                                       pledge.  If, however, though fraud,
                                       negligence or otherwise, a subsequent
                                       purchaser were able to take physical
                                       possession of the Contracts without
                                       notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.

                                  In addition, due to administrative burden and
                                       expense, the certificates of title to
                                       the Motorcycles will not be amended or
                                       reissued to reflect the conveyance and
                                       assignment of the Seller's security
                                       interest in the Motorcycles related to
                                       the Contracts to the Trust Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the Motorcycles in some states. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase Agreements.

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

Monthly Servicing Fee. . . .      The Servicer will be entitled to receive for
                                       each Due Period a monthly servicing fee
                                       (the "MONTHLY SERVICING FEE") equal to
                                       1/12th of 1% of the Principal Balance of the Contracts as of the beginning of such Due Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly Servicing Fee, the "SERVICING FEE"). The Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders.

Tax Status . . . . . . . . .      In the opinion of Winston & Strawn, federal
                                       tax counsel to the Trust Depositor, for
                                       federal income tax purposes, the Notes
                                       will be characterized as debt, and the
                                       Trust will not be characterized as an
                                       association (or a publicly traded
                                       partnership) taxable as a corporation.
                                       Each Noteholder, by the acceptance of a
                                       Note, will agree to treat the Notes as
                                       indebtedness, and each
                                       Certificateholder, by the acceptance of
                                       a Certificate, will agree to treat the
                                       Trust as a partnership in which the
                                       Certificateholders are partners for
                                       federal income tax purposes.


ERISA Considerations . . . .      Subject to the considerations discussed under
                                       "ERISA CONSIDERATIONS" in the Prospectus
                                       Supplement, the Notes will be eligible
                                       for purchase by employee benefit plans.
                                       Any benefit plan fiduciary considering
                                       purchase of the Notes should, however,
                                       consult with its counsel regarding the
                                       consequences of such purchase under
                                       ERISA and the Code.

                                       The Certificates are not eligible for
                                       purchase by (i) employee benefit plans
                                       subject to ERISA, or (ii) individual
                                       retirement accounts and other retirement plans subject to Section 4975 of the Code.

                                    THE CONTRACTS

    Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

    Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than October 2003, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than January 2004, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than November 1997. The Contracts were (or will
be) acquired by the Trust Depositor in the ordinary course of the Trust
Depositor's business.   (For general composition of the Initial Contracts see
Table 1 below). Approximately 66.14% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 33.86% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.18% per annum (see Table 2 below). Eaglemark applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 6 months but not more than, 72 months and original maturities of at least 12 months but not more than 72

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

months.   The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 66.53 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 64.44 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $10,990.57 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $610.11 to $38,020.25 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states and the District of Columbia and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date:
11.26% in the state of Texas, 10.14% in California, 6.64% in Pennsylvania, 5.95% in Florida and 5.22% in Ohio, (see Table 6 below). No other state represented more than 4.85% of the Initial Contracts.

    Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.


                                       TABLE 1

                         COMPOSITION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance. . . . . . . . . . . . . .      $78,615,521.31
Number of Contracts. . . . . . . . . . . . . . . . . .               7,153
Average Principal Balance. . . . . . . . . . . . . . .          $10,990.57
Weighted Average Annual Percentage
     Rate ("APR"). . . . . . . . . . . . . . . . . . .               13.18%
     (Range) . . . . . . . . . . . . . . . . . . . . .         8.50%-22.99%
Weighted Average Original Term . . . . . . . . . . . .               66.53
     (Range) . . . . . . . . . . . . . . . . . . . . .            12 to 72
Weighted Average Calculated Remaining Term . . . . . .               64.44
     (Range) . . . . . . . . . . . . . . . . . . . . .             6 to 72

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

                                       TABLE 2

                     DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                               PERCENT OF
                 NUMBER OF      NUMBER OF   TOTAL OUTSTANDING   PERCENT OF POOL
     RATE        CONTRACTS      CONTRACTS   PRINCIPAL BALANCE      BALANCE(1)
     ----        ---------      ---------   -----------------      ----------

 8.001- 9.000%        258          3.61%     $  3,839,666.30          4.88%
 9.001-10.000         283          3.96         3,859,604.98          4.91
10.001-11.000         666          9.31         8,575,381.33         10.91
11.001-12.000         954         13.34        11,404,118.00         14.51
12.001-13.000       1,647         23.03        19,134,724.66         24.34
13.001-14.000       1,257         17.57        12,975,357.34         16.50
14.001-15.000         901         12.60         8,714,028.68         11.08
15.001-16.000         419          5.86         3,486,666.39          4.44
16.001-17.000         136          1.90           791,361.86          1.01
17.001-18.000         179          2.50         1,524,388.31          1.94
18.001-19.000          21          0.29           221,197.55          0.28
19.001-20.000         261          3.65         2,597,294.48          3.30
20.001-21.000          46          0.64           374,229.95          0.48
21.001-22.000         121          1.69         1,079,383.53          1.37
22.001-23.000 %         4          0.06            38,117.95          0.05
                      ----         -----            ---------         -----

Totals:             7,153       100.00%       $78,615,521.31        100.00%

(1)    Percentages may not add to 100.00% because of rounding.


                                       TABLE 3

                      DISTRIBUTION BY CALCULATED REMAINING TERM
                               OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)




                                         PERCENT OF
CALCULATED REMAINING     NUMBER OF        NUMBER OF          TOTAL OUTSTANDING      PERCENT OF
   TERM (MONTHS)         CONTRACTS       CONTRACTS(1)        PRINCIPAL BALANCE    POOL BALANCE(1)
   -------------         ---------       ------------        -----------------    ---------------
    0 - 12                 240              3.36%               522,923.85              0.67%
   13 - 24                 484              6.77              2,005,277.80              2.55
   25 - 36                 264              3.69              1,941,074.30              2.47
   37 - 48                 475              6.64              4,068,815.91              5.18
   49 - 60               1,772             24.77             18,654,132.33             23.73

   61 - 72               3,918             54.77             51,423,297.12             65.41
                         -----             -----             -------------            ------
   TOTALS:               7,153            100.00%            78,615,521.31            100.00%



(1)     Percentages may not add to 100.00% because of rounding.

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

                                       TABLE 4
                      DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                               OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)



                                                    TOTAL
                                  PERCENT OF      OUTSTANDING
    ORIGINAL   NUMBER OF           NUMBER OF       PRINCIPAL             PERCENT OF POOL
 TERM (MONTHS) CONTRACTS          CONTRACTS(1)     BALANCE                 BALANCE(1)
 ------------  ---------          ------------     -------                 ----------
    0 - 12            2                0.03%     $     5,115.77                0.01%
   13 - 24           82                1.15          510,610.12                0.65
   25 - 36          228                3.19        1,707,188.26                2.17
   37 - 48          483                6.75        3,961,535.04                5.04
   49 - 60        2,376               33.22       20,489,748.72               26.06
   61 - 72        3,982               55.67       51,941,323.40               66.07
                  -----               -----       -------------               -----

TOTALS:           7,153             100.00%      $78,615,521.31              100.00%



(1)    Percentages may not add to 100.00% because of rounding.

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                   Salomon Brothers Financial Advisor immediately.

                                       TABLE 5
               DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)



                                                PERCENT OF
                                   NUMBER OF     NUMBER OF      TOTAL OUTSTANDING   PERCENT OF POOL
       CURRENT BALANCE             CONTRACTS    CONTRACTS(1)    PRINCIPAL BALANCE      BALANCE (1)
       ---------------             ---------    ------------    -----------------   ---------------
 $       0.01 - 1,000.00              12            0.17%       $     9,825.76            0.01%
 $   1,000.01 - 2,000.00             141            1.97            224,793.63            0.29
 $   2,000.01 - 3,000.00             219            3.06            546,713.62            0.70
 $   3,000.01 - 4,000.00             267            3.73            941,402.31            1.20
 $   4,000.01 - 5,000.00             318            4.45          1,439,108.22            1.83
 $   5,000.01 - 6,000.00             346            4.84          1,919,473.34            2.44
 $   6,000.01 - 7,000.00             453            6.33          2,961,538.63            3.77
 $   7,000.01 - 8,000.00             466            6.51          3,504,295.95            4.46
 $   8,000.01 - 9,000.00             544            7.61          4,628,319.02            5.89
 $   9,000.01 - 10,000.00            544            7.61          5,187,033.46            6.60
 $  10,000.01 - 11,000.00            407            5.69          4,280,512.26            5.44
 $  11,000.01 - 12,000.00            376            5.26          4,331,700.71            5.51
 $  12,000.01 - 13,000.00            358            5.00          4,485,540.31            5.71
 $  13,000.01 - 14,000.00            410            5.73          5,537,045.70            7.04
 $  14,000.01 - 15,000.00            482            6.74          6,995,038.01            8.90
 $  15,000.01 - 16,000.00            519            7.26          8,044,895.13           10.23
 $  16,000.01 - 17,000.00            400            5.59          6,613,080.89            8.41
 $  17,000.01 - 18,000.00            320            4.47          5,591,253.86            7.11
 $  18,000.01 - 19,000.00            217            3.03          4,013,283.94            5.10
 $  19,000.01 - 20,000.00            168            2.35          3,274,358.23            4.17
 $  20,000.01 - 21,000.00             74            1.03          1,514,902.72            1.93
 $  21,000.01 - 22,000.00             46            0.64            986,333.75            1.25
 $  22,000.01 - 23,000.00             30            0.42            672,890.79            0.86
 $  23,000.01 - 24,000.00             15            0.21            352,477.54            0.45
 $  24,000.01 - 25,000.00              9            0.13            221,171.38            0.28
 $  25,000.01 - 26,000.00              4            0.06            101,063.43            0.13
 $  26,000.01 - 27,000.00              4            0.06            105,937.69            0.13
 $  27,000.01 - 28,000.00              1            0.01             27,363.09            0.03
 $  31,000.01 - 32,000.00              1            0.01             31,143.36            0.04
 $  35,000.01 - 36,000.00              1            0.01             35,004.33            0.04
 $  38,000.01 - 39,000.00              1            0.01             38,020.25            0.05
                                   -----             ----             ---------           ----

                  TOTALS:          7,153          100.00%       $78,615,521.31          100.00%



(1)     Percentages may not add to 100.00% because of rounding.

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       materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

                                       TABLE 6
                   GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS



                                             PERCENT OF                                 PERCENT OF
                              NUMBER OF       NUMBER OF           TOTAL OUTSTANDING        POOL
           STATE              CONTRACTS      CONTRACTS(1)         PRINCIPAL  BALANCE     BALANCE(1)
           -----              ---------      ------------         ------------------     ----------
           ALABAMA               76            1.06                     834,688.54          1.06
          ALASKA                 18            0.25%                $   222,466.97          0.28%
         ARKANSAS                28            0.39                     348,723.77          0.44
           ARIZONA              159            2.22                  1,761,944.72           2.24
        CALIFORNIA              774           10.82                   7,970,636.25         10.14
         COLORADO                73            1.02                    864,724.85           1.10
         CONNECTICUT            112            1.57                   1,098,535.91          1.40
         DELAWARE                31            0.43                     352,278.60          0.45
           FLORIDA              429            6.00                   4,674,702.17          5.95
           GEORGIA              146            2.04                   1,696,913.09          2.16
          HAWAII                 86            1.20                     895,952.25          1.14
           IOWA                  40            0.56                     457,026.19          0.58
            IDAHO                 8            0.11                      75,186.03          0.10
         ILLINOIS               238            3.33                   2,686,276.14          3.42
           INDIANA              101            1.41                   1,115,943.55          1.42
          KANSAS                 50            0.70                     526,542.28          0.67
         KENTUCKY                97            1.36                   1,000,060.14          1.27
         LOUISANA                69            0.96                     816,424.04          1.04
            MAINE                24            0.34                     190,013.19          0.24
         MARYLAND               170            2.38                   1,947,867.19          2.48
        MASSACHUSETTS           140            1.96                   1,424,993.79          1.81
         MICHIGAN                66            0.92                     839,962.75          1.07
          MINNESOTA              71            0.99                     731,965.78          0.93
         MISSISSIPPI             16            0.22                     191,986.93          0.24
         MISSOURI                42            0.59                     441,208.81          0.56
           MONTANA               26            0.36                     222,921.02          0.28
         NEBRASKA                15            0.21                     197,727.41          0.25
          NEVADA                 78            1.09                     876,351.96          1.11
        NEW HAMPSHIRE            80            1.12                     774,455.18          0.99
        NEW JERSEY              255            3.56                   2,752,967.69          3.50
        NEW MEXICO               77            1.08                     910,811.35          1.16




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

                                       TABLE 6
                   GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                     (CONTINUED)




                                                 PERCENT OF                              PERCENT OF
                             NUMBER OF            NUMBER OF         TOTAL OUTSTANDING      POOL
           STATE             CONTRACTS           CONTRACTS(1)       PRINCIPAL BALANCE    BALANCE(1)
           -----             ---------           ------------       -----------------    ----------
         NEW YORK               198                 2.77              2,020,327.69          2.57
      NORTH CAROLINA            273                 3.82              2,828,379.87          3.60
       NORTH DAKOTA               5                 0.07                 63,283.70          0.08
            OHIO                406                 5.68              4,100,281.00          5.22
         OKLAHOMA                79                 1.10                942,782.54          1.20
          OREGON                176                 2.46              2,005,764.99          2.55
       PENNSYLVANIA             501                 7.00              5,217,921.36          6.64
       RHODE ISLAND              27                 0.38                295,139.79          0.38
      SOUTH CAROLINA            107                 1.50              1,380,881.63          1.76
       SOUTH DAKOTA              28                 0.39                303,441.62          0.39
          TENNESSEE             203                 2.84              2,312,741.98          2.94
            TEXAS               726                10.15              8,855,263.61         11.26
           UTAH                  28                 0.39                354,440.13          0.45
           VERMONT               13                 0.18                132,553.52          0.17
         VIRGINIA               250                 3.50              2,711,125.22          3.45
        WASHINGTON              325                 4.54              3,812,663.55          4.85
        WEST VIRGINIA            33                 0.46                361,505.59          0.46
          WISCONSIN             170                 2.38              1,901,660.33          2.42
           WYOMING               10                 0.14                113,104.65          0.14
                              ------              -------           ---------------       -------
             TOTALS:          7,153               100.00%           $78,615,521.31        100.00%




(1) Percentages may not add to 100.00% because of rounding.

      This page must be accompanied by the disclaimer on the cover page of these materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

    The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

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       materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

                              DELINQUENCY EXPERIENCE(1)/
                                (DOLLARS IN THOUSANDS)
                                          AT

         ---------------------------------------------------------------------------

                          DECEMBER 31,         DECEMBER 31,       DECEMBER 31,          SEPTEMBER 30,          SEPTEMBER 30,
                             1994                  1995               1996                  1996                  1997(3)/
NUMBER OF
CONTRACTS AND
ASSOCIATED
OUTSTANDING
PRINCIPAL DOLLAR
BALANCES . . . . .    11,695  $97,389.6   20,590   $184,054.0   32,574  $303,682.4    30,530  $285,406.3    43,679    $421,433.7

PERIOD OF
DELINQUENCY AND
ASSOCIATED
OUTSTANDING
PRINCIPAL
BALANCES(2)/ . . .
30-59 DAYS . . . .       168   $1,436.8      477     $4,043.3      904    $8,002.9       779    $6,784.2     1,538     $13,982.8
60-89 DAYS . . . .        41     $330.3      157     $1,298.7      374    $3,170.7       306    $2,439.7       595      $5,339.1
90 DAYS OR MORE. .        31     $371.2      140     $1,120.2      213    $1,880.6       178    $1,517.4       406      $3,471.2


TOTAL NUMBER OF
DELINQUENT
CONTRACTS. . . . .       240                 774                 1,491                 1,263                 2,539



DELINQUENT
CONTRACTS AS A % OF
TOTAL NUMBER OF
CONTRACTS. . . . .      2.05%               3.76%                 4.58%                 4.14%                              5.81%



AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
CONTRACTS. . . . .  $2,138.3            $6,462.2             $13,054.2             $10,741.3                           $22,793.1



      This page must be accompanied by the disclaimer on the cover page of these materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.



                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     SEPTEMBER 30,      SEPTEMBER 30,
                      ------------   ------------   ------------     -------------      -------------
                         1994           1995           1996             1996              1997(3)/
                         ----           ----           ----             ----              --------

AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
CONTRACTS AS A
PERCENTAGE OF THE
AGGREGATE
OUTSTANDING
PRINCIPAL BALANCE OF
CONTRACTS. . . . .     2.20%               3.51%        4.30%            3.76%             5.41%



    (1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

    (2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.

    (3) Eaglemark, Inc., through its credit card bank, recently began issuing a Visa credit card ("VISA"), Payments of which are received through a separate lockbox. Payments with respect to the predecessor "HARLEY" credit card were made jointly with Motorcycle contract payments into a lockbox and the amounts therein were segregated into Harley credit card payments and Motorcycle contract payments pursuant to a Lockbox Administration Agreement. Eaglemark, Inc. Underwent a systems conversion on August 25, 1997 to facilitate the transfer of the Harley card balances to the Visa credit card as well as the processing of new originations under the Visa card. Because of such system conversions there has been difficulty segregating the now separate Visa credit card payments and the Motorcycle contract payments which has resulted in payments on the Motorcycle contracts not being posted on a timely basis. At the present time, management is not able to quantify the impact on delinquencies due to the system conversion. It is anticipated it will take 60 days from the date of conversion (I.E. August 25, 1997) To reestablish accurate compilations for the Motorcycle contract payments. Management believes that the increase in delinquencies is due primarily to the system conversion and that the credit quality of the Motorcycle contract portfolio has not materially changed.

      This page must be accompanied by the disclaimer on the cover page of these materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.

                          LOAN LOSS/REPOSSESSION EXPERIENCE
                                (DOLLARS IN THOUSANDS)


                           TWELVE           TWELVE       TWELVE        NINE           NINE
                           MONTHS           MONTHS       MONTHS       MONTHS         MONTHS
                            ENDED            ENDED        ENDED        ENDED          ENDED
                          DECEMBER         DECEMBER     DECEMBER     SEPTEMBER      SEPTEMBER
                             31,              31,          31,           30,            30,
                            1994             1995         1996          1996           1997
PRINCIPAL BALANCE OF
ALL CONTRACTS
SERVICED(1)/ . . . .     $97,643.2     $184,548.7      $304,730.9    $285,406.3     $421,433.7

CONTRACT
LIQUIDATIONS(2)/ . .          0.50%          0.76%           0.74%         0.76%          1.33%

NET LOSSES:
DOLLARS(3)/  . . . .        $131.1         $866.4        $1,639.5      $1,220.9       $2,327.7

PERCENTAGE(4)/ . . .          0.13%          0.47%           0.54%         0.57%          0.73%



(1)      As of period end.  Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.



THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

      This page must be accompanied by the disclaimer on the cover page of these materials.  If you did not receive such a disclaimer please contact your
                   Salomon Brothers Financial Advisor immediately.